UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2024

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

8112 Maryland Ave, Suite 400, St. Louis, Missouri 63105
(Address of principal executive offices)

Registrant’s telephone number, including area code (314) 530-9017

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 504 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-25 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

We are filing this Current Report on Amendment No. 2 of the Form 8-K/A to update Item 1.01 of the Report regarding the extension to finalize the definitive agreement between Verde Resources, Inc. (the “Company”) and C-Twelve Pty Ltd (“C-Twelve”).

Item 1.01 Entry into a Material Definitive Agreement

On October 18, 2024, Verde Resources, Inc. (the "Company") entered into a term sheet with C-Twelve Pty Ltd ("C-Twelve") outlining the framework for a definitive agreement between both parties. Under the term sheet, the parties committed to finalizing and executing the definitive agreement by February 28, 2025.

As part of this agreement, both companies conducted a proof-of-concept demonstration at the National Center for Asphalt Technology (NCAT) in Auburn, Alabama, before finalizing the definitive agreement. The demonstration, successfully completed on December 20, 2024, achieved approximately eight (8) tons of carbon sequestration. NCAT is currently assessing the technology's performance, and both parties continue to monitor the ongoing results closely.

Since March 2025, the legal representatives of both companies have been working on finalizing the definitive agreement, which will formalize their respective commitments and activities. The Company and C-Twelve remain dedicated to executing the agreement upon receiving final approvals from their legal teams and boards of directors. The term sheet, originally set to expire on February 28, 2025, has been extended until May 31, 2025.

The definitive agreement, namely the Joint Development Agreement (“Agreement”), was entered into between the Company and C-Twelve on May 19, 2025 (“Effective Date”). The Company agreed to pay C-Twelve 50% of the sign-on fee or $150,000 within five (5) business days after the Effective Date, and the remaining 50% of the sign-on fee or $150,000 on or before September 30, 2025. The Company will, within thirty (30) business days after the Effective Date, issue 1,500,000 shares of the Company’s restricted common stock to C-Twelve. Pursuant to the terms of the Agreement, the Company will allocate to C-Twelve a royalty equal to three percent (3%) of all future carbon removal credits generated through the use of Verde-C12 IPs.

The Joint Development Agreement is attached as Exhibit 10.1 to this filing.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the terms of the Agreement described in item 1.01 above, the Company will issue a total of 1,500,000 shares of the Company’s restricted common stock. The shares were not registered in reliance on exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b). The Company’s reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or conterminous public offerings of the securities by the Company; and (d) the negotiations for the sale of the stock took place directly between the offeree and the Company. No underwriters or agents were used in this transaction and no commissions or finder’s fees were paid.

Item 7.01 Regulation FD Disclosure

On May 20, 2025, the Company and C-Twelve issued a Press Release announcing a landmark 10-year exclusive partnership aimed at commercializing low carbon asphalt technology across the United States. This long-term collaboration marks a pivotal step toward redefining the future of sustainable road construction, following the successful completion of their joint term sheet objectives signed in October 2024.

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The partnership has already delivered tangible results. Proof-of-concept trials conducted at the NCAT Test Track in December 2024 and April 2025, validated the performance of asphalt produced without burning 95% of the fossil fuels typically required for the production of standard hot mix asphalt. This significant carbon reduction is complemented by a scalable, replicable model for engineered carbon removal. Verde's IP Model unlocks a new revenue stream through Carbon Removal Credits, offering both environmental and financial benefits, and providing companies with a pathway to offset their Scope emissions, thereby reducing costs. These trials confirmed not only the environmental benefits but also the economic viability of deploying the group's technology across all aspects of road construction and infrastructure, providing pavement durability while reducing greenhouse gas emissions. As part of this partnership, Verde and C-Twelve will share joint ownership of all solutions developed, tested, and piloted in the United States.

In April 2025, the Company achieved a significant industry milestone by generating the world’s first biochar-based Carbon Removal Credits from asphalt production and application. The credits were independently verified and certified by Puro.earth, a recognized global standard for engineered carbon removal solutions. This achievement was made possible through the proprietary technology developed by C-Twelve, the Company’s exclusive technology partner.

The initial issuance of carbon removal credits was pre-purchased by a leading global financial institution, representing a strong market endorsement of the commercial viability and environmental impact of Verde-C12 technology. This transaction marks a critical step toward large-scale decarbonization of the infrastructure sector and reinforces the Company’s position as a first-mover in the Net Zero transition.

The Press Release is attached as Exhibit 99.1 to this filing.

Item 9.01 Financial Statements and Exhibits

The Joint Development Agreement and Press Release are attached hereto as Exhibit 10.1 and Exhibit 99.1 respectively.

10.1	Joint Development Agreement between Verde Resources, Inc and C-Twelve Pty Ltd dated as of May 19, 2025*

99.1	Press Release dated May 20, 2025

* Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Jack Wong
Jack Wong
Chief Executive Officer

Date:	May 22, 2025

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